Exhibit 5.1

12636 High Bluff Drive, Suite 400 San Diego, California 92130-2071 Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com

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Santarus, Inc.

3611 Valley Centre Drive, Suite 400

San Diego, CA 92130

Re:	Form S-3 Registration Statement File No. 333-156806; Public Offering of Shares of Common Stock of Santarus, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Santarus, Inc., a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 20, 2009 (File No. 333-156806) (as so filed and as amended, the “Registration Statement”), a prospectus, dated April 29, 2009, included in the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement, dated May 9, 2013 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) under the Act (the Base Prospectus and the Preliminary Prospectus Supplement together, the “Preliminary Prospectus”), a prospectus supplement, dated May 10, 2013 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) under the Act (the Base Prospectus and the Prospectus Supplement together, the “Prospectus”) and an underwriting agreement, dated May 10, 2013, among Jefferies LLC (the “Underwriter”), Cosmo Technologies Limited (the “Selling Stockholder”) and the Company. The Registration Statement, Preliminary Prospectus and Prospectus relate to the sale of up to 4,887,500 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), all of which are being offered by the Selling Stockholder, including up to 637,500 shares of Common Stock which may be purchased by the Underwriter pursuant to an option to purchase additional shares granted by the Selling Stockholder (the “Shares”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus. This opinion is being furnished in connection with

May 10, 2013

the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus other than as expressly stated herein with respect to the registration of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated May 10, 2013, and to the reference to our firm in the Preliminary Prospectus Supplement and Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

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